Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 30, 2011, included in United States Brent Oil Fund, LP Form 10-K, relating to the statement of financial condition of United States Brent Oil Fund, LP as of December 31, 2010 and 2009, and to the reference to our Firm as “Experts” in the Prospectus.

/s/	Spicer Jeffries LLP
Spicer Jeffries LLP

Greenwood Village, Colorado
April 4, 2011